SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 24, 2006

WASTE INDUSTRIES USA, INC.

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

000-31050	56-0954929
(Commission File Number)	(IRS Employer ID Number)

3301 Benson Drive, Suite 601, Raleigh, North Carolina	27609
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 325-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 24, 2006, Waste Industries USA, Inc. and its subsidiaries entered into an Amended and Restated Credit Agreement (the “Credit Facility”) with Bank of America, N.A. as Administrative Agent, Banc of America Securities, LLC as Lead Arranger and Sole Bookrunner, Wachovia Bank, N.A. as Syndication Agent, Branch Banking and Trust Company as Documentation Agent, and Comerica Bank, RBC Centura Bank and LaSalle Bank National Association as additional lenders.

The Credit Facility replaces our existing $200 million revolving credit agreement dated as of August 27, 2003, among us, our subsidiaries, Bank of America (formerly known as Fleet National Bank), Wachovia Bank, Branch Banking and Trust Company and other lenders. Effective March 24, 2006, we refinanced all of our commitments under the prior credit facility, which amounted to approximately $161 million, using funds under the Credit Facility. The prior revolving credit facility was scheduled to mature on February 27, 2007.

The description of the Credit Facility provided below is qualified in its entirety by reference to the full and complete terms contained in the Credit Facility.

The Credit Facility is a $200 million revolving credit facility that matures on October 15, 2009. The Credit Facility also provides access to an additional $100 million of financing under which the aggregate commitment may be increased up to $300 million at our election prior to maturity. The Credit Facility includes a $15 million swing line commitment and may be fully utilized for the issuance of letters of credit.

Virtually all of our assets and those of our subsidiaries, including our ownership interest in the equity securities of our subsidiaries, secure our obligations under the Credit Facility.

The amended and restated credit facility bears interest at a rate per annum equal to, at our option, either a Bank of America base rate or at the Eurodollar rate (based on LIBOR) plus, in each case, a percentage rate that fluctuates, based on the ratio of our funded debt to EBITDA (income before income taxes plus interest expense and depreciation and amortization), from 0.00% to 1.00% for base rate borrowings and 1.25% to 2.50% for Eurodollar rate borrowings.

The Credit Facility contains various representations, warranties and affirmative, negative and financial covenants customary for financings of this type. The negative covenants include limitations on indebtedness, mergers, sales of assets, investments and acquisitions, the creation of liens, distributions, transactions with affiliates, operating leases and other matters. The financial covenants include a leverage test, a senior leverage test, an interest coverage test, a consolidated net worth floor and a capital expenditure ceiling.

The Credit Facility also has customary defaults, including nonpayment of principal, interest, or fees; material misrepresentations; breach of other terms or provisions not remedied within 15 days after notice of breach; cross-defaults on other indebtedness; bankruptcy or insolvency; unstayed judgments; and other matters. In an event of default under the Credit Facility, the obligations of the lenders to make loans or issue letters of credit terminate and the amounts outstanding, including all accrued interest and unpaid fees, become immediately due and payable.

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The Credit Facility may be used for acquisitions, capital expenditures, working capital, general corporate purposes and the repayment of advances under our prior revolving credit facility.

A copy of the Credit Facility is filed as an exhibit to this Form 8-K and is incorporated herein by reference.

In conjunction with entering into the Credit Facility, on March 24, 2006 we also entered into an amendment and consent to an amended and restated note purchase agreement and an amendment and restated note purchase and private shelf agreement, both dated as of March 31, 2001, with The Prudential Insurance Company and the other noteholders thereunder. These agreements are related to a term loan facility we have with Prudential and the other noteholders. As of March 24, 2006, the Prudential term loan facility consisted of three term loans with an aggregate outstanding principal balance of approximately $25 million. Pursuant to an intercreditor agreement with Bank of America, Prudential shares in the collateral pledged under the Credit Facility as it did under the prior revolving credit facility. In addition, our subsidiaries have guaranteed our obligations under the Prudential term loan facility. The Prudential amendment and consent conforms the financial covenants and negative and affirmative covenants in the Prudential term loans to those contained in the Credit Facility except that if our leverage ratio or our senior leverage ratio exceeds levels designated in the Prudential amendment and consent then the interest rate under the Prudential facility increases.

A copy of the Prudential amendment and consent is filed as an exhibit to this Form 8-K and is incorporated herein by reference.

Certain lenders under the Credit Facility and the term Prudential facility, or one or more of their affiliates or branches, provide us from time to time with cash management services, interest rate swaps and other financial services in the ordinary course of our business. In addition, Wachovia Bank acted as marketing agent for the tax exempt industrial revenue bond that we issued in 2003 as part of the expansion of our Sampson County landfill. Other than these arrangements, we have no material relationship with the parties to the Credit Facility or the Prudential amendment and consent.

Item 1.02 Termination of a Material Definitive Agreement.

Effective March 24, 2006, the Credit Facility referenced in Item 1.01 above replaced our prior $200 million revolving credit facility. The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

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Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 24, 2006, Waste Industries USA, Inc. and it subsidiaries entered into an Amended and Restated Credit Agreement with Bank of America, N.A. as Administrative Agent, Banc of America Securities, LLC as Lead Arranger and Sole Bookrunner, Wachovia Bank, N.A. as Syndication Agent, Branch Banking and Trust Company as Documentation Agent, and Comerica Bank, RBC Centura Bank and LaSalle Bank National Association as additional lenders. The material terms and conditions of the Credit Facility are set forth in Item 1.01 of this Current Report on Form 8-K and are incorporated by reference into this Item 2.03.

On March 24, 2006, we also entered into an amendment and consent to an amended and restated note purchase agreement and an amendment and restated note purchase and private shelf agreement, both dated as of March 31, 2001, with The Prudential Insurance Company of America. The material terms and conditions of the Prudential amendment and consent are set forth in Item 1.01 of this Current Report on Form 8-K and are incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
10.21	Amended and Restated Revolving Credit Agreement dated as of March 24, 2006 among Waste Industries USA, Inc. and its subsidiaries, Bank of America, N.A. as Administrative Agent, Banc of America Securities, LLC as Lead Arranger and Sole Bookrunner, Wachovia Bank, N.A. as Syndication Agent, Branch Banking and Trust Company as Documentation Agent and Comerica Bank, RBC Centura Bank and LaSalle Bank National Association as additional lenders.

10.22	Amendment and Consent dated as of March 24, 2006 among Waste Industries USA, Inc. and certain of its subsidiaries and The Prudential Insurance Company and other noteholders, amending the Amended and Restated Note Agreement dated as of March 31, 2001 and the Amended and Restated Note Purchase and Private Shelf Agreement dated as of March 31, 2001.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WASTE INDUSTRIES USA, INC.
Date: March 30, 2006
/s/ D. Stephen Grissom
D. Stephen Grissom
Chief Financial Officer

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